                                                                   EXHIBIT 10.29

          License and Services Agreement ("Agreement") is made and entered into as of August 12, 1998, by and between Ticketmaster Corporation, an Illinois corporation ("TM Corp"); Ticketmaster Multimedia Holdings, Inc., a Delaware corporation ("TMOL") and USA Networks, Inc. ("USAi").
          ----------------------------------------------------------

                            Introduction
                            ------------

          The parties have entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") of even date herewith under which TMOL became a wholly-owned subsidiary of CitySearch, Inc. ("CitySearch"). TMOL was, immediately prior to the effective date of the merger consummated pursuant to the Reorganization Agreement, a wholly-owned subsidiary of TM Corp, serving as Online (as defined below) distribution agent for TM Corp and, upon effectiveness of the merger, remains an indirect subsidiary of TM Corp.

          As part of the transaction described in the Reorganization Agreement and pursuant to this Agreement, Ticketmaster Companies are formally designating TMOL as their exclusive agent for Online distribution of TM Tickets serving TM Corp's Client Venues and are granting to TMOL the right to use the "Ticketmaster" logos and related trademark and service mark rights in connection with the online sales of tickets and merchandise.

          In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE I

                             DEFINITIONS

          1.1  Definitions.  The following terms shall have the meanings set
               -----------
forth below for all purposes under this Agreement.

          "Affiliate" of an entity means (i) any entity controlled by, controlling, or under common control with such first entity, where "control" means ownership, either direct or indirect, of more than 50% of the equity interest entitled to vote for the election of directors or equivalent governing body and/or (ii) any entity of which such first entity has possession, either direct or indirect, of the power to direct or cause the direction of management and policies of the second entity through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither TMOL, CitySearch nor either of their majority-owned subsidiaries will be considered to be an Affiliate of TM Corp or any of the Ticketmaster Companies for the purposes of this Agreement.

_____________________________
     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "Client Venue Agreement" means a contract, agreement or arrangement for the distribution of tickets on behalf of a Venue to which any Ticketmaster Company is a party.

          "Client Venues" means Venues which are parties to Client Venue Agreements.

          "Confidential Information" means any information disclosed by one party to the other pursuant to this Agreement, either orally or in writing, which is designated "Confidential," "Proprietary" or in some similar manner.

          "Consumers" means parties buying Tickets or Merchandise.

          "Fees" means any fees or charges (including without limitation convenience charges, shipping and handling charges, TMOL Inside Charges, license fees and sales and use taxes) payable to a Ticketmaster Company in respect of Online Ticket sales.

          "Merchandise" means goods or services other than tickets.

          "Online" means electronic interactive services that are available via public or private computer networks such as the Internet (e.g. the World Wide
Web), proprietary online services such as America Online and hybrid Internet services such as WebTV and @Home. In the event that other electronic interactive services emerge that would facilitate the sale of Tickets, the parties pledge to make a good faith effort to integrate those services into this Agreement, where appropriate. "Online" does not mean media such as non-interactive cable television, satellite television, broadcast television, or the like. The parties acknowledge that this definition also does not include voice-to-voice or VRU based telephone services, kiosks dedicated exclusively to ticket sales or retail ticket outlets.

          "Online Ticketing and Sales" means the portion of any sale or attempted sale of Tickets or Merchandise by Online means during which (a) the Consumer provides specific transaction information such as quantity and type of Tickets or Merchandise requested for purchase; (b) Inventory Data is accessed, utilized, manipulated or displayed; (c) the Consumer provides personal data such as name, billing and shipping address, and credit card or other payment information; (d) the Consumer becomes bound to the purchase of the Tickets or Merchandise; or (e) steps in an attempted or completed purchase and sale transaction occur that are substantially equivalent to any of (a) through (d).

          "Online Promotion" means the portion of any sale, attempted sale or promotion of Tickets or Merchandise by Online means which does not constitute Online Ticketing and Sales.

          "Territory" means the United States, Canada and the United Kingdom, their territories and possessions.

          "Ticket" means tickets or reservations for individual (not group or season) sale to the general public for any event or attraction, that may be sold, distributed or promoted under a Trademark, excluding only travel and lodging, for which a convenience charge has been received and retained, not sold at a box office for the Client Venue.

          "ticketmaster.com" means all Web sites and pages located at the domain name ticketmaster.com or any subdomains thereof and successors consistent with the definition of Online.

          "Ticketmaster Companies" means USAi, Ticketmaster Group, Inc., TM Corp, and all their respective Affiliates, whether existing now or in the future, other than CitySearch or TMOL or any of the majority-owned subsidiaries of CitySearch or TMOL.

          "TM Data" means the database maintained by TM Corp or its subsidiaries containing, among other things, publicly available data regarding Client Venues ("Venue Data"); confidential data regarding Consumer Online sales, demographic and other data relating to Online sales ("Consumer Data"); publicly available data regarding performances, events and attractions ("Event Data"); publicly available data regarding TM Merchandise ("Merchandise Data"); and confidential data regarding inventories of Tickets for Client Venues or TM Merchandise ("Inventory Data").

          "TM Domain Names" means the domain names listed on Exhibit F.

          "TM Merchandise" means any goods or services that TM Corp or its subsidiaries may sell or have the right to sell to Consumers in any manner, including without limitation through Online distribution.

          "TM Ticket" means any Ticket that any Ticketmaster Company may sell or provide to Consumers pursuant to a Client Venue Agreement.

          "TMOL Inside Charges" means per Ticket during any year the "Online Percentage" of the excess of inside charge per Ticket in such year over the inside charge per Ticket in 1998 escalating at 5% per year thereafter where (i) the inside charge per Ticket is determined for this clause only based on telephone, box office, Online and outlet Ticket sales and (ii) "Online Percentage" is the number of TM Tickets sold Online as a percentage of total TM Tickets sold for such year.

          "Trademarks" means the marks identified in Exhibit D incorporating the word "Ticketmaster," and any other logos, trademarks, service marks, and the like incorporating the word "Ticketmaster" that the Ticketmaster Companies may adopt from time to time using the Ticketmaster name in connection with the distribution of Tickets.

          "Venues" means entities that own or control the sale of Tickets.

          1.2  Interpretations.  Except as otherwise expressly provided in this
               ---------------
Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                             ARTICLE II

                           LICENSE, AGENCY

          2.1 Licenses; Agencies. Subject to the continued compliance by TMOL
              ------------------
with all of the material terms and conditions of this Agreement:

          (a) Trademark License. TM Corp, on behalf of Ticketmaster Companies,
              -----------------
hereby grants to TMOL as follows:

              (i) the exclusive, perpetual, irrevocable, worldwide right to use the Trademarks to designate the source or origin of TM Tickets in connection with Online Ticketing and Sale of TM Tickets;

              (ii) the exclusive, perpetual, irrevocable right to use the Trademarks to designate the source or origin of TM Merchandise in connection with the Online Ticketing and Sale of TM Merchandise to shipping addresses within the Territory;

              (iii) the non-exclusive, perpetual, irrevocable right to use the Trademarks to designate the source or origin of TM Merchandise in connection with the Online Ticketing and Sale of TM Merchandise to shipping addresses outside the Territory;

              (iv) the non-exclusive, perpetual, irrevocable, worldwide right to use the Trademarks in connection with Online Promotion of TM Tickets and TM Merchandise, including without limitation the right to display the Trademarks on Web sites of TMOL and the right to use the Trademarks on promotional and advertising materials in connection with Online Ticketing and Sale and Online Promotion of TM Tickets and TM Merchandise; and

              (v) the exclusive, perpetual, irrevocable right to use the TM Domain Names.

          (b) Use of TM Data.  TM Corp, on behalf of Ticketmaster Companies,
              --------------
hereby grants to TMOL the exclusive (to the extent set forth below in subparagraph (v)), worldwide, perpetual, irrevocable license to use the TM Data in connection with the operation of the TMOL business as follows:

              (i) Inventory Data is confidential and may be used by TMOL solely in connection with Online Ticketing and Sales to individual Consumers, and may not otherwise be used by TMOL. In particular, TMOL may not on its own behalf systematically access, or permit any third party systematically to access, the Inventory Data in order to view or duplicate any portion of the Inventory Data database other than as necessary in connection with individual bona fide Online Ticketing and Sales.

              (ii) Consumer Data is confidential and may be used by TMOL solely in connection with bona fide Online Ticketing and Sales, advertising, direct mail and Online Promotion conducted by TMOL on its own behalf.

              (iii) Except as required pursuant to Client Venue Agreements and the Agreements listed on Exhibit G, Venue, Event and Merchandise Data may be used by TMOL on its own behalf but not licensed, sold or leased to third parties. TMOL may use such Venue, Event and Merchandise Data solely in connection with use of one or more appropriate Trademarks branding the web page, display or advertisement in which such Venue, Event and Merchandise Data is used or otherwise in connection with the proximate use of one or more appropriate Trademarks.

              (iv)  The restrictions contained in subparagraphs (i) through
     (iii) above shall not apply to the extent that any TM Data that becomes known to TMOL from a source other than TM Corp or its Affiliate and is subject to less restrictive usage requirements.

              (v) Except as may be provided for in any Client Venue Agreements or any agreements to which the Ticketmaster Companies are party as of the date hereof that are listed in Exhibit G, the Ticketmaster Companies shall not authorize any third party to use TM Data Online.

          (c) TM Tickets.  TM Corp, on behalf of Ticketmaster Companies, hereby
              ----------
appoints TMOL as worldwide, exclusive, perpetual agent for the Online Ticketing and Sale and Online Promotion of TM Tickets in accordance with the terms of the Client Venue Agreements. Except as required under this Agreement, TM Corp agrees on behalf of Ticketmaster Companies that Ticketmaster Companies shall not engage in Online Ticketing and Sale and Online Promotion of TM Tickets, or grant to any other party the right to engage in such actions, or use the Trademarks in connection with such actions or cooperate with in any way or grant to any other party the right to use the Trademarks in connection with Online Ticketing and Sale and Online Promotion of TM Tickets. In the case of any country in which there is a Client Venue for which TM Corp or an Affiliate has acquired rights to conduct Online Ticketing and Sales and Online Promotion of TM Tickets for such Client Venue, upon the request of TM Corp, TMOL shall use commercially reasonable efforts to develop a Web site or similar Online content, as TM Corp may request, enabling the Online Ticketing and Sale of TM Tickets in a form and language appropriate to such country.

          (d) Merchandise.  TM Corp, on behalf of Ticketmaster Companies, hereby
              -----------
appoints TMOL as non-exclusive, worldwide agent for the Online Ticketing and Sale and Online Promotion of TM Merchandise. TMOL may sell Other Merchandise, subject to Sections 2.2. TM Corp agrees on behalf of Ticketmaster Companies that Ticketmaster Companies shall not grant to any other party the right to serve as agent for, or cooperate with in any way or grant to any other party the right to use the Trademarks in connection with, the Online Ticketing and Sale of TM Merchandise for shipping addresses in the Territory.

          2.2  Other Agreements.  TMOL's rights under Section 2.1 and this
               ----------------
Agreement are subordinated and subject to any rights retained by such Client Venues under any Client Venue Agreement, and subordinated and subject to all other agreements to which the Ticketmaster Companies are subject as of the date hereof that are listed in Exhibit G. TMOL shall not breach the terms and provisions of any Client Venue Agreements or other agreements to which the Ticketmaster Companies are party provided or made available to TMOL by the Ticketmaster Companies that are applicable to TMOL's activities under this Agreement, nor breach the terms or provisions of such agreements about which TM Corp has given TMOL notice; provided, however, that TMOL will not be deemed in breach of this provision unless such breach remains uncured for the cure period in the underlying contract provided that TM Corp gives notice to TMOL (including notice of the relevant cure period) thereof describing such breach and the relevant contract terms.

          2.3  TMOL Marketing Partners and Affiliates.  Subject to the consent
               --------------------------------------
of TM Corp, which consent shall not be unreasonably withheld, TMOL may sublicense the rights granted above and appoint distribution agents to perform Online Ticketing and Sale and Online Promotion of TM Tickets and TM Merchandise to any TMOL business associates operating city guide Web sites and approved by TM Corp, in connection with the operation of such sites. Any such sublicense or distribution arrangement shall be on terms approved by TM Corp, whose approval shall not be unreasonably withheld. TMOL may also allow any TMOL Affiliate agreeing to comply with the terms of this Agreement to exercise any right hereunder.

                                  ARTICLE III

                        MARKETING AND USE OF TRADEMARKS

          3.1  ticketmaster.com.  At all times during the term of this
               ----------------
Agreement, TMOL shall conduct Online Ticketing and Sales solely by means of the ticketmaster.com domain or subdomains thereof, including ticketing.ticketmaster.com, or in the case of Consumers making use of Online communications not part of the World Wide Web, such as America Online and other proprietary Online services, solely by means of technology authorized by TM Corp, which authorization shall not be unreasonably withheld. Without limiting
Article II, TMOL may conduct Online Promotion by means of ticketmaster.com and subdomains thereof. TMOL shall consult with TM Corp regarding Online Promotion by other Online means. TMOL shall perform any Online Promotion by other Online means in good faith, and subject to Section 2.2.

          3.2  TMOL Sponsorships.  TMOL shall comply with the trademark use
               -----------------
guidelines in Exhibit C regarding sponsorships, advertising or promotions arranged and sold by TMOL to third parties involving ticketmaster.com. Any use not allowed by such guidelines will be subject to the prior approval of TM Corp, which will not be unreasonably delayed or withheld. TM Corp and TMOL will develop a working relationship for daily review of the content of ticketmaster.com for uses requiring prior approval.

          3.3  Compliance with Laws.  Each party shall comply with all
               --------------------
applicable laws, statutes and regulations with respect to such parties' obligations under this Agreement.

          3.4  Ownership.  TMOL acknowledges and admits the validity of the
               ---------
Trademarks and covenants that it will not directly or indirectly contest the validity of the Trademarks or the right and title of TM Corp therein and thereto. All uses to be made by TMOL or its permitted sublicensees, if any, of the Trademarks shall inure to the benefit of TM Corp. TMOL and its permitted sublicensees, if any, shall acquire no right, title or interest in the Trademarks or any goodwill associated therewith apart from the rights granted to TMOL herein. This Agreement shall not affect TM Corp's right to enjoin or obtain relief against any acts by third parties of trademark infringement or unfair competition. At the request of TM Corp, TMOL shall, and shall cause any of its permitted sublicensees to, execute and deliver any and all documents necessary to enter TMOL or its permitted sublicensees thereof as registered users of the Trademarks in each country of use to the extent required by applicable law.

          3.5  Quality Control.  All uses by TMOL of the Trademarks shall meet
               ---------------
commercially reasonable standards of quality, which includes but is not limited to the quality of the services and products heretofore distributed or provided by TM Corp, or shall meet such other reasonable standards and specifications as may be set by TM Corp and communicated to TMOL from time to time, including but not limited to any fair practices requirements that TM Corp may reasonably promulgate, such as prohibitions on brokering, scalping and unauthorized release of Tickets, and similar requirements appropriate to the Online environment.
Upon TM Corp's request from time to time, TMOL shall provide to TM Corp representative samples of its uses of the Trademarks or permit TM Corp to inspect TMOL's places of business where the Trademarks are used.

          3.6  Maintenance and Protection of Trademarks.
               ----------------------------------------

          (a)  Maintenance of Trademarks.  TM Corp shall use commercially
               -------------------------
reasonable efforts to maintain all registrations and prosecute all applications for registration in the Trademarks. TM Corp shall include, to the extent legally permissible and commercially reasonable, Online Ticketing and Sale of TM Tickets and TM Merchandise in connection with any descriptions of use in any applications to be filed for trademark registrations. At TM Corp's reasonable request, TMOL, at TMOL's expense, shall furnish evidence of use as may be reasonably required for such maintenance, and shall execute all documents as TM Corp reasonably requests in order to maintain a registration or establish or maintain TM Corp's ownership of the Trademarks.

          (b)  Trademark Legends.  TMOL shall use any trademark notice that TM
               -----------------
Corp deems advisable. In connection herewith, TMOL may use the encircled R ("(R)"), service mark ("?") or trademark ("") designations, as appropriate, the first and most prominent time each Trademark is used, and may use the following legend:

          "[Trademark(s)] [is a/are] [federally-] [registered trademark(s)] owned by Ticketmaster Corporation and [is/are] used under license."

          (c)  Infringement. Each party will notify the other party of any and
               ------------
all infringements, imitations or illegal uses of the Trademarks that come to such party's attention. TM Corp shall have the right, and to the extent commercially reasonable, the obligation, to prosecute, defend and conduct, at the expense of the party on whose behalf such actions are being taken, all proceedings or actions involving the Trademarks and to take any actions that it may deem proper or necessary for the protection of the Trademarks. Upon TM Corp's request, TMOL and its permitted sublicensees, if any, shall cooperate fully with TM Corp in connection with any such actions. The proceeds, if any, of any such actions shall be paid to the party at whose expense such actions were taken. TMOL shall have no right to prosecute, defend or conduct any such proceedings or actions.

          3.7  Reservation of Rights.  TM Corp hereby reserves all rights,
               ---------------------
including title, to trademarks, domain names, URLs and data not expressly granted in this Agreement and the right to continue to use as E-mail addresses @ticketmaster.com.

                                  ARTICLE IV

                                   SERVICES

          4.1  TM Corp Services.  TM Corp shall provide the following services:
               ----------------

          (a)  Ticket and Merchandise Fulfillment Services. TM Corp, directly or
               -------------------------------------------
through any Ticketmaster Company, shall provide the services described in Exhibit A to TMOL, with no less than the same level of service generally as currently provided by TM Corp to TMOL for Online Ticketing and Sales and Online Promotion (subject to appropriate adjustments for changes in market conditions).

          (b)  Other Merchandise Fulfillment.  One or more of the Affiliates of
               -----------------------------
TM Corp, to be designated by TM Corp (the "TM Fulfillment Entity"), shall provide to TMOL services for the fulfillment of orders for Merchandise other than TM Merchandise sold through the TMOL City Guide Web sites or other Web sites to be operated or owned by TMOL ("Other Merchandise"). TMOL will reimburse TM Corp for the direct cost of the Other Merchandise and pay to TM Corp a fee at competitive prices. TMOL shall reimburse TM Corp or the TM Fulfillment Entity for actual direct expenses relating to these services.

          4.2  TMOL Services.  TMOL agrees to act as the Ticketmaster Companies'
               -------------
agent for Online distribution of Tickets, and in connection with such agreement to promote the Online sale of Tickets.

          4.3  Exclusivity.  Subject to TM Corp's performance of its obligations
               -----------
under Sections 4.1.(a) and 4.1(b), TMOL shall not use any party other than the TM Fulfillment Entity to provide services to TMOL for the fulfillment of orders for TM Merchandise and Tickets. Provided that the TM Fulfillment Entity's fees, aggregate terms, and quality of service for fulfillment of orders for Other Merchandise are no worse than those available from third parties, TMOL shall not use any party other than the TM Fulfillment Entity to provide services to TMOL for the fulfillment of orders for Other Merchandise.

          4.4  TM Database Services.  TM Corp shall make the TM Data available
               --------------------
for TMOL in the same manner TM Corp currently provides such TM Data to TMOL. TM Corp will use commercially reasonable efforts to provide other data base services requested by TMOL, such as data mining of the TM Data and data warehousing, on mutually acceptable terms and conditions, at TMOL's expense at reasonable rates.

                                   ARTICLE V

                             REVENUES AND PAYMENTS

          5.1  Revenue Recognition.  The parties agree that Fees are intended to
               -------------------
be recognizable revenue of TMOL. If this Article does not accomplish the intended purposes, the parties will negotiate in good faith to make appropriate revisions to achieve the intended purpose.

          5.2  Payment of Fees. TM Corp shall pay to TMOL all Fees collected by
               ---------------
TM Corp or any Ticketmaster Company during such week for all sales from Monday through Sunday for a given week, on the subsequent Friday, in respect of Online Ticket sales less (i) all Client Venues' share of such Fees, (ii) royalties to TM Corp in respect of such Fees on an average basis, and (iii) reimbursement for direct expenses in respect of Online Ticket sales for the services as provided in Section 5.3.

          5.3  Expenses.  TM Corp shall provide TMOL monthly invoices showing
               --------
direct expenses according to the Expense Guidelines set forth in Exhibit B. TMOL shall reimburse TM Corp (or the appropriate Ticketmaster Company described in Section 4.1(a) or the TM Fulfillment Entity described in Section 4.1(b)) for such expenses not previously reimbursed, no later than 15 days after receipt of such invoice; provided, however, that in no event shall TMOL be obligated to pay expenses under this Section 5.3 in excess of Fees received under Section 5.2.

          5.4  Royalties. Royalties for the purposes of Section 5.2 shall equal
               ---------
[*]% of "Profit," where Profit for any period means Fees payable to TMOL under
Section 5.2 (including without limitation convenience charges with respect to Ticket sales and shipping and handling revenue related to Tickets) minus all direct expenses related to Ticket sales (including without limitation all direct expenses such as third party royalties, direct operations costs for operation and maintenance of TM Corp's gateway servers and communications links from TM Corp's database to TMOL's Web servers, data line costs, the reasonable costs of creating, maintaining, operating and upgrading (other than costs that are capitalized in accordance with generally accepted accounting procedures) the ticketmaster.com Web site, costs associated with lost Tickets, secondary commissions, credit card and other payment processing expense, credit card charge-backs, shipping and handling costs for TM Ticket sales, sales and use taxes, and refunds payable under Section 5.5) incurred by TMOL, including


_____________________________
     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

without limitation those expenses reimbursed to TM Corp under Section 5.3. The parties acknowledge that such royalties will be deductible expenses of TMOL.

          5.5  Returns and Refunds.  TMOL shall return to TM Corp any amount
               -------------------
received in respect of tickets that subsequently are refunded or for which TM Corp does not receive a convenience charge. TM Corp will have the right to offset from its remittances of Fees any amounts due Consumers for return of tickets and any amounts due TM Corp or its Client Venues, including charge-backs.

          5.6  Quarterly True-Up.  At the end of each calendar quarter, TM Corp
               -----------------
will calculate all amounts estimated for the purposes of Sections 5.2, 5.3 and
5.4 including the actual cost incurred of providing to TMOL the services eligible for reimbursement and royalties due TM Corp, and the parties shall, within 30 days, true-up any differences between actual costs and allocations. Royalties and expenses estimated for the purposes of Sections 5.2, 5.3 and 5.4 shall be estimated at no more than the actual amounts on a per ticket basis for the prior quarter.

          5.7  Audits. Each party shall deliver, along with its payments due
               ------
under this Article V, a report showing in reasonable detail the basis for such payment. Each party shall keep and maintain complete and accurate records of the transactions underlying the reports to be furnished hereunder, and shall allow the other party's representative (a third party certified public accountant), during office hours and at reasonable intervals, to inspect and make extracts or copies of such records solely for the purpose of ascertaining the correctness of such statements, at the expense of the party conducting such inspection.

                                  ARTICLE VI

                         SPONSORSHIPS AND ADVERTISING

          6.1  Advertising.  Subject to the terms of this Article VI, TM Corp
               -----------
may arrange advertising for TMOL Web sites, to be sold in a bundle with other advertising sold by TM Corp. TMOL shall provide TM Corp the opportunity to solicit sales of advertising on terms no less favorable than those it provides to other agencies soliciting advertising in similar quantity and quality. TMOL shall accommodate any advertising agreements of TM Corp existing as of the effective date of this Agreement that are listed on Exhibit E.

          6.2  TM Corp Sponsors.  As to credit card, shipping and handling,
               ----------------
technology and telephone sponsors at TM Corp, TM Corp shall use commercially reasonable efforts to cause such sponsorship arrangements to include Online advertising on ticketmaster.com. If such sponsorship arrangements include advertising on ticketmaster.com, TM Corp shall pay to TMOL a reasonable allocation of sponsorship revenue, consistent with previous methods of allocation in Exhibit E but subject to changes in market conditions, after deduction of a reasonable allocation of costs and rebates, if any, made to Client Venues and any direct costs associated with the production of such revenue. Exhibit E describes such allocation with respect to any sponsorship agreements of TM Corp existing as of the effective date of this Agreement. TM Corp shall keep TMOL apprised of all actual or anticipated sponsorships arranged or being sought by TM Corp.

                                  ARTICLE VII

                      ONLINE RIGHTS AND VENUE AGREEMENTS

          7.1  Online Distribution Rights.   In the event any Ticketmaster
               --------------------------
Company assigns, transfers, or otherwise encumbers any rights of a Ticketmaster Company to generate Fees or permits the transfer of control of any Ticketmaster Company (by merger, consolidation, sales of equity interests or assets, or any other means) (a) the Ticketmaster Companies shall obtain from the assignee or transferee for the benefit of TMOL terms no less favorable than those granted by the Ticketmaster Companies to TMOL under this Agreement, or the Ticketmaster Companies shall otherwise provide TMOL substantially equivalent economic benefits on an ongoing basis and (b) the parties agree to negotiate in good faith alternative arrangements to give full effect to TMOL's rights and obligations hereunder.

          7.2  Client Venue Agreements.  TM Corp shall use reasonable best
               -----------------------
efforts to ensure that, under each Client Venue Agreement entered into or renewed after the effective date of the Agreement, TM Corp will maintain the Online distribution rights in a manner that TMOL can enjoy the benefits of this Agreement. TM Corp shall use reasonable best efforts to enter into or renew Client Venue Agreements on or after the effective date of this Agreement on terms (including with respect to charges constituting Fees) no less favorable to TMOL than the terms pertaining to Ticket distribution conducted by telephone. Notwithstanding the foregoing, TM Corp may in lieu of the requirements of this provision provide TMOL the economic equivalent of the inclusion of such rights.

                                 ARTICLE VIII

                                NON-COMPETITION

          8.1 In consideration for the exclusive arrangements of this Agreement, (a) TMOL shall not enter into any arrangements with any Venues, and Ticket sales agents or sellers of Tickets other than Ticketmaster Companies to provide Online promotion or sales of Tickets during the term of the Agreement; and (b) USAi, on behalf of Ticketmaster Companies, agrees that, except to perform their obligations under this Agreement, Ticketmaster Companies shall not engage in, enter into any arrangements or cooperate with any third party for Online Ticketing and Sales or Online Promotion of TM Tickets. Nothing in this Agreement shall be construed to prevent the TMOL CitySearch Web sites from incorporating links to a Web site owned or operated by a Venue (other than a Client Venue, a Ticket sales agent or a reseller of Tickets) through which Online promotion and sales of the Tickets of such Venue occur, provided that TM Corp reasonably does not deem such Venue to be a material part of the potential market for TM Corp's ticketing or other services to Venues in the locality of such Venue.

                                  ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES; INDEMNITIES

          9.1  TM Corp Representations and Warranties.  TM Corp hereby
               --------------------------------------
represents and warrants that:

          (i) TM Corp has the right to enter into this Agreement and to grant the rights being granted under this Agreement and has granted no rights that would prohibit or materially interfere with the rights granted or agreements made under this Agreement; and

          (ii) The Ticketmaster Companies hold a valid trademark registration in the word mark "TICKETMASTER" for use in connection with the respective goods and services in each of the countries listed in Exhibit D with status "Registered" for such word mark; as to all other Trademarks, except to an extent that would not have a material adverse effect on TMOL's rights under this Agreement, and except in connection with Trademarks identified in Exhibit D with status other than "Registered," the Ticketmaster Companies hold a valid trademark registration in such Trademarks for use in connection with the respective goods and services, in each case in the country listed in Exhibit D pertaining to such Trademark.

          9.2  Copyright and Trade Secret Indemnities.  Each party will be
               --------------------------------------
performing its obligations under this Agreement using certain technology in connection with Online Ticketing and Sales and Online Promotion ("Technology"). Each party shall defend or settle any third party claim, proceeding or suit ("Claim") brought against the other party to the extent such Claim alleges infringement of any copyright or trade secret in the Territory which infringement arises from use of the Technology in connection with Online Ticket distribution.

          9.3  Indemnity.  Each party shall indemnify and hold harmless the
               ---------
other party against any and all Claims, losses, liabilities, and expenses arising out of any breach by such party of Article II or Article III of this Agreement.

          9.4  Limitations.  Neither party will have any obligations for Claims
               -----------
under this Article IX unless (a) the indemnified party notifies the indemnifying party promptly in writing of the Claim, (b) the indemnified party gives the indemnifying party sole control over the defense and settlement of such Claim, and (c) the indemnified party gives the indemnifying party full information and assistance to defend or settle such Claim. The foregoing states the entire liability and obligations of each party, and the sole remedy of each party, with respect to any alleged infringement of patents, copyrights, or trade secrets with respect to the Technology.

                                   ARTICLE X

                                CONFIDENTIALITY

          10.1 Confidentiality.  Each party shall treat as confidential all
               ---------------
Confidential Information of the other party, shall not use such Confidential Information except in connection with performing its obligations and exercising its rights under this Agreement and shall not disclose such Confidential Information to any third party. This Section 10.1 will not apply to any Confidential Information which is or becomes generally known and available in the public domain through no fault of the receiver.

                                  ARTICLE XI

                             TERM AND TERMINATION

          11.1 Term.  This Agreement will commence on the Effective Time, as
               ----
such term is defined in the Reorganization Agreement and continue perpetually unless and until terminated as set forth below.

          11.2 No Injunctive Relief.  Notwithstanding anything to the contrary
               --------------------
herein, no breach of this Agreement will entitle any party to terminate or rescind this Agreement, or entitle TM Corp or Ticketmaster Companies to injunctive or other equitable relief to terminate the licenses in this Agreement. However, TMOL may terminate the provisions of Sections 4.1 and 4.3 regarding fulfillment services in the event of a material breach by TM Corp of
Section 4.1 that is uncured after 60 days written notice thereof to TM Corp.

          11.3 Effect of Termination.  The rights and obligations of the parties
               ---------------------
under Article X will survive any termination of this Agreement.

                                  ARTICLE XII

                              GENERAL PROVISIONS

          12.1 Amendment. Subject to applicable law, this Agreement may be
               ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of each party; however, prior to an initial public offering of TMOL, this Agreement may not be modified without the approval of a majority of the City Directors (as defined in the Reorganization Agreement).

          12.2 Extension; Waiver.  Any party hereto may, to the extent legally
               -----------------
allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement will not constitute a waiver of such right.

          12.3 Notices.  All notices and other communications hereunder must be
               -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)  if to TMOL, to:



               c/o CitySearch, Inc.
               790 East Colorado Boulevard
               Suite 200
               Pasadena, CA  91101
               Attention: Doug McPherson
               Telephone No.: (626) 660-2510
               Facsimile No.: (626) 405-9929

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California  94304
               Attention: Larry W. Sonsini
                          John T. Sheridan
                          Marty Korman
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to TM Corp, or any Ticketmaster Company, to:

               Ticketmaster Group, Inc.
               8800 Sunset Boulevard
               West Hollywood, CA  90069
               Attention:  General Counsel
               Telephone No.:  (310) 360-6000
               Facsimile No.:  (310) 360-6509

               USA Network, Inc.
               152 West 57th Street
               New York, NY  10019
               Attention: General Counsel
               Telephone No.:  (212) 314-7322
               Facsimile No.:  (212) 314-7329

               with a copy to:

               Howard, Smith & Levin LLP
               1330 Avenue of the Americas
               New York, New York  10019
               Attention:  Scott F. Smith
               Telephone No.:  (212) 841-1000
               Facsimile No.:  (212) 841-1010

          12.4 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          12.5 Entire Agreement; Third Party Beneficiaries.  This Agreement, its
               -------------------------------------------
Exhibits, and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, or such other documents that may be entered into by the parties referring to this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          12.6 Severability.  In the event that any provision of this Agreement
               ------------
or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          12.7 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the jurisdiction of any state or federal court within the Central District of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          12.8  Rules of Construction.  The parties hereto agree that they have
                ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          12.9  Assignment. No party may assign either this Agreement or any of
                ----------
its rights, interests, or obligations hereunder without the prior written approval of the other parties. Notwithstanding the above, (a) TM Corp may assign all of its rights and obligations under this Agreement to any entity that is a controlled subsidiary of TM Corp, provided such party agrees in writing to be bound to the terms of this Agreement; and (b) TMOL may assign all of its rights and obligations under this Agreement to any entity that acquires control of TMOL by means of a sale or merger of TMOL or a sale of all or substantially all of TMOL's assets, provided such entity agrees in writing to be bound to the terms of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.10 Effectiveness.   This Agreement shall become effective upon the
                -------------
consummation of the Merger contemplated by the Reorganization Agreement. Prior to that time, this Agreement shall have no force and effect. In the event the Reorganization Agreement terminates, this Agreement shall be null and void, and of no further force and effect.

          12.11 USAi Undertaking.  USAi and TM Corp shall cause Ticketmaster
                ----------------
Companies to comply with all obligations of this Agreement.

                                    * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              TICKETMASTER MULTIMEDIA HOLDINGS, INC.


                              By: /s/ Eugene L. Cobuzzi
                                 --------------------------------------

                              Name: Eugene L. Cobuzzi
                                   ------------------------------------

                              Title:       E.V.P.
                                    -----------------------------------


                              TICKETMASTER CORPORATION


                              By: /s/ Eugene L. Cobuzzi
                                 --------------------------------------

                              Name: Eugene L. Cobuzzi
                                  ------------------------------------

                              Title:  C.O.O.
                                   -----------------------------------


                              USA NETWORKS, INC.

                              By:   /s/ Thomas J. Kuhn
                                --------------------------------------

                              Name:    Thomas J. Kuhn
                                   ------------------------------------

                                     Senior Vice President and General
                              Title:   Counsel
                                    -----------------------------------


ACKNOWLEDGED AND AGREED:

CITYSEARCH, INC.

By:  /s/ Thomas H. Layton
   ------------------------

Name:  Thomas H. Layton
     ----------------------

Title:  President
      ---------------------

                  * * * LICENSE AND SERVICES AGREEMENT * * *

                             EXHIBIT A - SERVICES

TM Corp will provide the following services, providing the same level of service generally as currently provided (subject to appropriate adjustments for changes in market conditions):

 .    all order processing, payment processing, and fulfillment services for TM
     Merchandise and TM Tickets following Online Ticketing and Sale, including shipping and handling

 .    consumer service inquiries

 .    merchandising services for entertainment-related TM Merchandise (Concert,
     Sports, Theater, Family and Fine Arts) that TMOL sells

 .    collection of all proceeds of TM Ticket sales and remittance by TM Corp to
     Client Venues

 .    collection of all Fees and remittance by TM Corp to TMOL of such amounts as are due pursuant to this Agreement

 .    collection and remittance of merchandising revenue for TM Merchandise access to TM Data necessary to engage in Online Ticketing and Sale and Online Promotion, meeting at least the following performance standards:

     . 7 days per week, approximately, 7:00am to 11:00pm, for each U.S. time zone, real time access

     . responses to requests made to the TM Corp gateway will be consistent with current practices or TM Corp shall use its commercially reasonable efforts to minimize the response time for requests made to the TM Corp gateway

     . volume handling sufficient to process 3,500,000 Ticket sales in year ended 1998; 7,200,000 Ticket sales in year ended December 31, 1999; 11,100,000 Ticket sales in year ended December 31, 2000; and 15,300,000 Ticket sales in year ended December 31, 2001

     .    data base services (data mining, data warehousing)

                        EXHIBIT B - EXPENSE GUIDELINES

The following are comprehensive, and by way of limitation, not example:

 .    fulfillment cost, including shipping and handling

 .    direct costs associated with sales of TM Merchandise

 .    call center costs for consumer service inquiries shall be reasonably allocated but not to exceed [*] per ticket

 .    third-party royalties (to the extent owed by Ticketmaster Companies) under the Agreements set forth on Exhibit H

 .    secondary commissions to Client Venues

 .    credit card processing expenses

 .    credit card charge-backs

The costs outlined above that involve allocated costs (such as fulfillment costs, call center costs and customer service costs) will be charged on a basis no less favorable to TMOL than similar charges by TM Corp to other third parties (taking into account any cost savings associated with Online Ticket distribution as compared to other Ticket distribution). TMOL will have rights to review the calculation of such costs.

TM Corp will use commercially reasonable efforts to charge TMOL's consumers the same shipping charge and handling fees charged to TM Corp's telephone customers. Such fees will be based on an actual or average cost per order.



     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                     EXHIBIT C - TRADEMARK USE GUIDELINES

1. These trademark usage guidelines apply to the authorized use of all of the Trademarks in connection with the Online Ticketing and Sale and Online Promotion of TM Tickets and TM Merchandise, whether in advertisements, labels, product guides, catalogs, brochures, instruction manuals, customer communications, press releases, packaging, electronic communications and all other uses of the Trademarks.

2.   The following general rules apply:

 .    Spell the trademark correctly and do not abbreviate it.

 .    Use capitalization consistently.

 .    Use a standard appearance for the trademark.

 .    Use a proper trademark notice at least once, the first time the Trademark appears: we prefer you to use the notice each time the trademark is used. Use (R) for registered trademarks and service marks, "TM" for unregistered trademarks, and "SM" for unregistered service marks. If you have any questions about which marks are registered, ask us.

 .    Use the Trademark only as a brand name in conjunction with a specific product or service, e.g., Productname Tickets. "Productname " alone is not appropriate. Use the trademark only as an adjective modifying a generic product ("the Productname Tickets"), and never as a noun or a verb ("the Productname ").

 .    Always give Ticketmaster Corporation attribution as the trademark owner any time the Trademarks are used, e.g., " Productname is a trademark or registered trademark of Ticketmaster Corporation".

3. TM Corp shall from time to time supply reasonable guidelines regarding appearance of its logos in permitted uses, such as color, appearance, size, clear space and fonts.

4.   Restrictions:

Do not use the Trademarks in connection with any erotic or adult content, content of an overtly sexual nature, or content containing profanity or obscenity.

                            EXHIBIT D - TRADEMARKS

                                      [*]


[*] = THE INFORMATION ON PAGES 1 THROUGH 73 OF THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT E

                         EXISTING ADVERTISING AGREEMENTS

                                                                                    CALENDAR 1998        CALENDAR 1999
                                                                                    ALLOCATION TO        ALLOCATION TO
    ADVERTISER                 DATE OF AGREEMENT        EXPIRATION DATE                 ONLINE               ONLINE
-------------------            -----------------       ------------------           -------------        --------------
Acura                          June 1, 1998            September 30, 1998                      [*]                   --
Amtrak                         June 16, 1998           September 23, 1998                      [*]                   --
BASEketball                    June 17, 1998           July 31, 1998                           [*]                   --
Bell South                     March 19, 1998          May 12, 1998                            [*]                   --
Bell South                     December 30, 1997       March 31, 1998                          [*]                   --
CD Now                         December 29, 1997       January 31, 1998                        [*]                   --
CD Now                         January 28, 1998        February 28, 1998                       [*]                   --
City Search                    April 18, 1997          June 30, 1998                           [*]                   --
Columbia Tri-Star              December 19, 1997       February 6, 1998                        [*]                   --
Columbia Tri-Star              March 19, 1998          April 24, 1998                          [*]                   --
Columbia Tri-Star              May 29, 1998            July 17, 1998                           [*]                   --
Columbia Tri-Star              August 7, 1998          August 21, 1998                         [*]                   --
ESPN Sportszone                June 1, 1998            December 31, 1998                       [*]*                  --
eToys                          June 1, 1998            June 23, 1998                           [*]                   --
Excite                         June 3, 1997            June 30, 1998                            --                   --
Ford Motor Media               December 17, 1997       January 31, 1998                        [*]                   --
Ford Motor Media               January 30, 1998        April 30, 1998                          [*]                   --
Ford Motor Media               March 26, 1998          June 30, 1998                           [*]                   --
Ford Motor Media               July 1, 1998            September 30, 1998                      [*]                   --
Gap, The                       November 12, 1997       May 15, 1998                            [*]                   --
Gibson Guitars                 March 9, 1998           March 24, 1998                          [*]                   --
Infoseek                       August 3, 1998          August 16, 1998                         [*]                   --
Intel                          July 2, 1998            July 15, 1998                           [*]                   --
Internet Shopping Network      May 12, 1998            May 31, 1998                            [*]                   --
Jam TV                         June 8, 1997            June 30, 1999                            --                   --
Kenwood                        August 3, 1998          October 31, 1998                        [*]                   --
Lexus                          April 1, 1998           May 10, 1998                            [*]                   --
Lexus                          April 1, 1998           May 31, 1998                            [*]                   --
Los Angeles Times              September 11, 1997      August 31, 1998                          --                   --
Mastercard                     October 23, 1995        November 30, 2000                       [*]**
Microsoft                      June 9, 1998            September 23, 1998                      [*]                   --
Music Boulevard                January 14, 1998        February 15, 1998                       [*]                   --
Music Boulevard                February 11, 1998       March 16, 1998                          [*]                   --
N2K                            April 23, 1998          April 30, 2000                          [*]                  [*]
Nabisco                        June 16, 1998           August 16, 1998                         [*]                   --
Nestle (Stouffers)             October 23, 1997        May 31, 1998                            [*]                   --
NY Times                       November 4, 1997        One year from availability               --                   --
Pillsbury                      December 11, 1997       February 28, 1998                       [*]                   --
Red Lobster                    July 27, 1998           August 10, 1998                         [*]                   --
Sonicnet                       February 13, 1998       March 31, 1998                          [*]                   --
Sprint                         September 19, 1996      August 31, 2001                         [*]              pending
Sprint (May Movie Promo)       May 4, 1998             June 7, 1998                            [*]                   --

------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                                    CALENDAR 1998        CALENDAR 1999
                                                                                    ALLOCATION TO        ALLOCATION TO
    ADVERTISER                 DATE OF AGREEMENT        EXPIRATION DATE                 ONLINE               ONLINE
-------------------            -----------------       ------------------           -------------        --------------
Tangueray                      May 26, 1998            June 30, 1998                           [*]                   --
Tribune Interactive            November 16, 1997       November 30, 1998                       [*]                   --
UBL                            March 17, 1998          March 31, 1999                          [*]                  [*]
UPS                            October 28, 1998        October 27, 1999                        [*]                  [*]
Yahoo!                         June 1, 1998            August 13, 1999                         [*]                  [*]

 *       Potential to earn $[*] based upon amount of click thrus.
** Represents [*]% of the monthly pro rata revenue from the annual MasterCard Sponsorship Agreement, net of costs to venues. The amount reflected in this schedule represents allocations from August 1998 (the projected start of the merged entity) through October 1998 (the end of the existing MasterCard Agreement), (i.e., $[*] - $[*] = $[*] / [*] = $[*] / [*] * [*] = [*]).

--------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

23. Joint Development Agreement between Ticket New Ventures, Ltd. and CIE Internatcional, S.A. de C.V. dated June 27, 1997

24. Joint Venture Agreement between Ticketmaster Australasia Holdings Inc. and Victorian Arts Centre Trust dated June 16, 1995.

25. Shareholders Agreement among CANAL+ SA, Ticketmaster Ticketing Co., Inc., in the name and on behalf of Ticketmaster France Holdings, Co., and Ticketmaster Ticketing Co., Inc., dated April 30, 1998.

26. Joint Venture Agreement between Ticketmaster Bass Australasia Holdings Pty Ltd. and Ticketmaster Australasia Investments Pty Ltd. dated December 1, 1995

                                   EXHIBIT H


                      CONTRACTS PROVIDING FOR FEE SHARING


1. Content Manager Agreement between Ticket Corp. and Intel Corporation dated February 12, 1998

2. Development and Services Agreement with Starwave Corporation dated June 28, 1996

3. Cross-promotional, marketing, advertising and retail agreement with N2K Inc. dated April 23, 1998

4. Content License, Promotion and Link Agreement with Yahoo!, Inc. dated June 1, 1998

5.   Cross-promotional agreement with Knight Ridder New Media dated October 15,
     1997

6. Cross-promotional agreement with Tribune Interactive, Inc. dated November 18, 1997

7. Cross-promotional agreement with The New York Times Electronic Media Company dated November 4, 1997

8. Joint promotional agreement with The Los Angeles Times, a division of The Times Mirror Company dated September 11, 1997

9.   Cross-promotional agreement with JAM TV Corp. dated June 6, 1997

10. Distribution Agreement with Universal Studios Online, Inc. dated December 17, 1997

11. Cross-promotional agreement with DR Partners d/b/a Las Vegas Review Journal dated March 6, 1998